UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

COUCHBASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BASE Transaction Employee FAQ

FAQ

Introduction

As you know, our company has entered into a definitive agreement to be acquired by Haveli Investments. As part of this transaction, we will be transitioning from a publicly traded company to a privately held one.

We understand that this news raises questions, and we’ve prepared this FAQ to help you navigate the change. This FAQ document is intended to provide you with the latest information and is for internal use only.

General Overview

Q: What is happening?

A: Our company has entered into an agreement to be acquired by Haveli Investments. Once the transaction closes (which we expect will be in the second half of this year), we will no longer be listed on the Nasdaq stock exchange and will once again become a privately held-company.

Q: Who is the acquiring company?

A: Haveli Investments is an Austin-based private equity firm that seeks to invest in the highest quality companies in the technology sector with a focus on software, gaming, and adjacent industries. Haveli focuses on investing in strong companies with well-positioned products and transformational growth potential and works to take them to the next level.

Haveli has a world class management team of highly experienced investors and diverse software industry experts who provide operational and strategic support, enabling portfolio companies to focus on driving innovation and increasing growth, scale and operating margins. Its team has deep expertise in the enterprise software space and a track record of partnering with high-growth cloud software businesses to drive innovation and open new markets. Haveli’s investment leadership team has more than 50+ years of investment experience, having deployed approximately $35 billion dollars across hundreds of software and tech-enabled transactions over the last three decades.

Q: What is Haveli’s culture like?

A: Haveli is an open-minded, collaborative, and transparent partner. Haveli strives to ensure that every single employee, partner, investor, operator, and constituent is eager to work with Haveli each and every day.

Haveli’s culture is built upon a foundation of acting ethically, collaboratively, and transparently, and has deep commitments to both a culture of inclusivity and sustainability.

Haveli is proud of its commitment to sustainability and believes that investing in certain strategic software solutions has the potential to empower the world on its net zero journey, while simultaneously working to assist portfolio companies with achieving net zero operations.

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Q: What are Haveli’s plans for Couchbase?

A: Until the transaction closes, we will continue to operate as an independent, publicly-traded company. Our business objectives, roles and responsibilities all remain the same. Looking ahead, it is important to emphasize that Haveli entered this agreement because they see a compelling opportunity to lend their expertise and resources to accelerate our growth and success. Over the coming months, we will be diving deeper with them to explore new opportunities that we can pursue to drive even more wins and be a stronger company.

Q: Will there be any changes to the Couchbase name and brand?

A: We do not expect any changes to the Couchbase name or branding before or after closing.

Q: Will Couchbase be merged with any other Haveli portfolio companies?

A: This is not something that we discussed in connection with this transaction.

Q: What are the next steps? What happens between now and closing?

A: There are a number of customary conditions to closing that we will need to satisfy over the coming months before the transaction is complete, including approval by our stockholders and the receipt of required regulatory approvals. Until the transaction closes, it is business as usual, and we are continuing to operate as an independent public company. We are relying on you to remain focused on your day-to-day responsibilities and serving our customers.

Q: What does it mean to become a private company? What are the benefits?

A: Becoming a private company means that once the transaction is completed, our stock will no longer be listed or traded on any public stock exchange, and we will cease to be an SEC-reporting company. In other words, we will effectively have one ownership group instead of many public investors. This structure will provide us the flexibility to operate our business without the additional requirements that come with being a public company. What doesn’t change, however, is our responsibility for achieving strong results and delivering for our customers and partners.

Q: Can you share some examples of other tech companies that have successfully gone private in the past few years?

A: There have been many high-quality names taken private over the last few years including:

Alteryx	Cloudera
Qualtrics	Sumo Logic
Anaplan	Coupa
Citrix	Proofpoint
Zendesk	Talend

Timeline & Next Steps

Q: When will the transaction close?

A: The transaction is expected to close in the second half of 2025, subject to receipt of shareholder and regulatory approvals and the satisfaction of other customary closing conditions.

Q: When will we be delisted from the stock exchange?

A: The company will be delisted shortly after the transaction closes. We will notify employees when this becomes official.

Q: Will there be an all-hands or Q&A session?

A: Yes. Leadership will host company-wide meetings over coming days to share more information and answer questions live. These cannot be recorded so please join one meeting live.

Impact on Employees

Q: Will there be any layoffs or organizational changes?

A: There are no current plans for workforce reductions. Our focus remains on maintaining business continuity and supporting our teams through the transition. We will continue to adapt the organization as needed to align with industry and business trends.

Q: Will my job, team, manager or executive leadership change?

A: Most employees will see no changes to their day-to-day roles. Any changes will be communicated transparently and with as much advance notice as possible.

Q: Will there be a new email domain, systems, or tools?

A: There are currently no planned changes. You will be informed ahead of any transitions or changes.

Q: Will there be any changes to our policies?

A: We are continuing to operate as usual, including with respect to our current employment policies.

Total Rewards Information

Q: Will our benefits change?

A: Until the transaction closes, it is business as usual and all current benefits remain in place and compensation does not change (subject to any changes made in connection with open enrollment). If there are any changes in the future, you will be notified well in advance.

Q: Will there be any changes to our bonuses or commissions?

A: Until the transaction closes, we are continuing to operate as usual, including with respect to bonuses, commissions and benefits programs.

Q: What happens to my RSUs or stock options?

A: Until closing, we remain a public company, and RSUs that have been granted will continue to vest and be settled according to their vesting schedule.

Post closing, details will vary depending on your individual grant terms. In general:

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Vested RSUs (including performance RSUs) or Options will be converted into the right to receive a cash payment equal to $24.50 per share (less your applicable strike price, in the case of your vested options). This amount, less applicable tax withholding, will be paid through payroll shortly following the closing of the transaction.

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Unvested RSUs or Options will be converted into the right to receive a contingent cash payment of $24.50 per share (less your applicable strike price, in the case of your unvested options). This amount will generally vest according to the original vesting schedule of the underlying equity award, subject to existing vesting conditions, including your continued service with Couchbase through the applicable vesting date. In the case of unvested performance RSUs, the number of such performance RSUs that will be converted will be determined in accordance with the terms of the applicable performance RSU agreement.

Q: When will I receive information about my equity?

A: Equity holders will receive individualized communications outlining the treatment of their grants shortly after the transaction closes.

Q: Will I owe taxes on any equity payout?

A: Possibly. We recommend consulting with a personal tax advisor, as the tax implications depend on your specific situation and jurisdiction.

Q: Will I continue to be subject to trading windows?

A: Yes. Since we will continue to operate as a public company, all trading windows still apply. Please see our Insider Trading Policy for more information.

Q: What happens to our ESPP program?

A: The ESPP will terminate on the earlier of the next scheduled purchase date or a date shortly before closing. In the meantime, we will be pausing contribution rate changes, non-payroll contributions, and new enrollments to the ESPP. No new offering periods will start under the ESPP. Prior to the closing, any accumulated amounts in the ESPP will be used to purchase shares or refunded in accordance with the ESPP terms.

Q: Will we continue to grant equity awards?

A: Before the deal closes as intended later this year, subject to the terms of the merger agreement, we will continue to grant equity awards in line with our current practice. Once the transaction closes, we will no longer have publicly traded stock and will have a different incentive structure. When known, we will communicate more information.

Communications & Support

Q: Who can I contact if I have questions?

A: Please reach out to your estaff leader or *** with any questions. We’re here to support you.

Q: Will we continue to receive updates?

A: Yes. We will continue to share any updates regularly via email and during regular Any Hands. Transparency is a top priority.

Q: What can I share externally?

A: At this time, we are still a public company, and so we are limited by what information we share and how we promote it. In order to comply with SEC rules on distributing information about the transaction, Couchbase will be posting an official announcement on our social media. However, employees should refrain from re-tweeting or re-posting this announcement so that we can all comply with SEC rules. We also ask you to please not share / tweet / favorite / like any media articles or blogs that mention this transaction.

Q: What should I tell customers and partners about the transaction?

A: You may assure customers and partners that:

•	They remain our top priority;

•	It is business as usual;

•	Customer contracts and contacts remain the same; and

•	Customers can work with us just as they do today.

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Share our excitement about this transaction. Haveli Investments is one the most well-respected investment firms in technology and software companies. Their enthusiasm about Couchbase and this agreement underscores the strength of our business and technology.

Q: What do I do if I am contacted by the media, financial analysts or investors?

A: Consistent with corporate policy, please do not respond, and forward any inquiries to Josh Harbert.

We know change can bring uncertainty, and we’re committed to keeping you informed every step of the way. Thank you for your ongoing commitment to creating value at Couchbase — we are excited to continue to make tomorrow better than today.

Additional Information and Where to Find It

Couchbase, the members of the Couchbase Board and certain of Couchbase’s executive officers are participants in the solicitation of proxies from stockholders in connection with the Merger. Couchbase plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger. Matthew M. Cain, Alvina Y. Antar, Edward T. Anderson, Carol W. Carpenter, Lynn M. Christensen, Kevin J. Efrusy, Jeff Epstein, Aleksander J. Migon, David C. Scott and Richard A. Simonson, all of whom are members of Couchbase’s board of directors, and Margaret Chow, SVP, Chief Legal Officer and Corp. Secretary, William R. Carey, Vice President, Interim Chief Financial Officer and Chief Accounting Officer, and Huw Owen, SVP and Chief Revenue Officer, are participants in Couchbase’s solicitation.

Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Additional information about such participants is available under the captions “Board of Directors and Corporate Governance,” “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” in Couchbase’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”), which was filed with the SEC on April 16, 2025 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845022/000184502225000036/base-20250416.htm). To the extent that holdings of Couchbase’s securities have changed since the amounts printed in the 2025 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=1845022&type=&dateb=&owner=only&count=40&search_text=). Information regarding Couchbase’s transactions with related persons is set forth under the caption “Related Person Transactions” in the 2025 Proxy Statement. Certain illustrative information regarding the payments to that may be owed, and the circumstances in which they may be owed, to Couchbase’s named executive officers in a change of control of Couchbase is set forth under the caption “Executive Compensation-Potential Payments upon Termination or Change in Control” in the 2025 Proxy Statement.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Couchbase will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT COUCHBASE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Couchbase with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Couchbase’s Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Couchbase with the SEC in connection with the Merger will also be available, free of charge, at Couchbase’s investor relations website (https://investor.couchbase.com), or by emailing Couchbase’s investor relations department (ir@couchbase.com).

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: (i) the Merger, (ii) the expected timing of the closing of the Merger; (iii) considerations taken into account by the Couchbase Board in approving and entering into the Merger; and (iv) expectations for Couchbase following the closing of the Merger. There can be no assurance that the Merger will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Merger are not satisfied, including the risk that required approvals from Couchbase’s stockholders for the Merger or required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Merger, including in circumstances requiring Couchbase to pay a termination fee; (iii) possible disruption related to the Merger to Couchbase’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by Couchbase related to the Merger; (v) the risk that Couchbase’s stock price may fluctuate during the pendency of the Merger and may decline if the Merger is not completed; (vi) the diversion of Couchbase management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Merger; (viii) potential litigation relating to the Merger; (ix) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; and (x) other risks and uncertainties detailed in the periodic reports that Couchbase files with the SEC, including Couchbase’s Annual Report on Form 10-K and Couchbase’s quarterly report on Form 10-Q. All forward-looking statements in this communication are based on information available to Couchbase as of the date of this communication, and, except as required by law, Couchbase does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.